United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2014 (Date of earliest event reported: March 3, 2014)
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
(Former name or former address, if changed since last report.)(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 3, 2014, Dzenis Softic no longer serves as Chief Technology Officer of Xhibit Corp. (the "Company") and now serves as the Chief Technology Officer of Xhibit, d.o.o., the Company’s wholly-owned Bosnian subsidiary. With the merger of SkyMall and Xhibit Corp., the majority of the Company’s technology decisions are being made and implemented in the United States.  The Company now uses its Bosnian subsidiary, which Mr. Softic oversees, primarily for programming services related to its in-flight and loyalty platforms.  Concurrent with Mr. Softic’s role change, he will no longer be a Section 16 officer or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014	Xhibit Corp., a Nevada corporation

By: /s/ Scott Wiley
Scott Wiley, CFO